As filed with the Securities and Exchange Commission on August 25, 2021.

Registration No. 333-258882

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sportradar Group AG*

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Switzerland	7370	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Sportradar Group AG

Feldlistrasse 2

CH-9000 St. Gallen

Switzerland

+41 71 517 72 00

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sportradar US LLC

150 South 5th St. Suite 400

Minneapolis, Minnesota 55402

+1 612-361-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan Paul F. Sheridan Marc D. Jaffe Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Carsten Koerl Sportradar Group AG Feldlistrasse 2 CH-9000 St. Gallen Switzerland +41 71 517 72 00	Michael Kaplan Shane Tintle Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*

The registrant is a Swiss stock corporation (Aktiengesellschaft) organized under the laws of Switzerland, currently registered in Commercial Register of the Canton of St. Gallen under CHE-164.043.805, known as Sportradar Group AG. The securities issued to investors in this offering will be Class A ordinary shares of Sportradar Group AG.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the Registration Statement on Form F-1, or Registration Statement, as indicated in Item 8 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7 or 9 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II and the signature page to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits

(a)	The Exhibit Index is hereby incorporated herein by reference.

(b)	Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Form of Amended Articles of Association of the Registrant

5.1*	Opinion of Niederer Kraft Frey Ltd, counsel to the Registrant, as to the validity of the Class A ordinary shares (including consent)

10.1**	Form of Indemnification Agreement

10.2**	Management Participation Program Agreement, dated as of May 6, 2019, among Blackbird Holdco Ltd. (f/k/a Blackbird HoldCo S.à r.l.), Slam InvestCo S.à r.l. and MPP Participants, as defined therein

10.3**	Sportradar Group AG 2021 Incentive Award Plan

10.4**	Sportradar Group AG 2021 Employee Purchase Plan

10.5**	Senior Facilities Agreement, dated as of November 17, 2020, among Sportradar Management Ltd, as borrower, J.P. Morgan Securities PLC, Citigroup Global Markets Limited, Credit Suisse International, Goldman Sachs Bank USA, UBS AG London Branch and UBS Switzerland AG, as Mandated Lead Arrangers, J.P. Morgan AG, as Agent and Lucid Trustee Services Limited, as Security Agent

10.6**	Agreement and Plan of Merger, dated as of March 21, 2021, by and among Sportradar Holding AG, Atrium Sports, Inc., Andretti Merger Sub, Inc., and Shareholder Representative Services LLC, as Equityholder Representative

10.7**	Contribution and Exchange Agreement, dated as of March 21, 2021, by and among Andretti Management Aggregator, LLC, Atrium Sports, Inc., Atrium Founders Pty Ltd, as trustee for Atrium Founders Unit Trust, Sportradar Holding AG, each Stockholder (as defined therein) and each Promised Optioned (as defined therein)

10.8	Form of Registration Rights Agreement, to be entered into concurrently with the consummation of the offering, by and among Sportradar Group AG and certain shareholders of Sportradar Group AG

10.9	Form of Shareholders’ Agreement, to be entered into concurrently with the consummation of the offering, by and among certain shareholders of Sportradar Group AG

21.1**	List of subsidiaries of the Registrant

23.1**	Consent of KPMG AG, independent registered public accounting firm of Sportradar Group AG

23.2**	Consent of KPMG AG, independent registered public accounting firm of Sportradar Holding AG

23.3*	Consent of Niederer Kraft Frey Ltd (included in Exhibit 5.1)

24.1**	Power of Attorney (included in signature page to Registration Statement)

99.1**	Registrant’s Representation under Item 8.A.4

*	To be filed by amendment.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Gallen, Switzerland on August 25, 2021.

Sportradar Group AG

By:	/s/ Carsten Koerl
Name:	Carsten Koerl
Title:	Chief Executive Officer

By:	/s/ Alexander Gersh
Name:	Alexander Gersh
Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carsten Koerl and Alexander Gersh and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on August 25, 2021 in the capacities indicated:

Name	Title

/s/ Carsten Koerl Carsten Koerl	Chief Executive Officer and Member of the Board (principal executive officer)

/s/ Alexander Gersh Alexander Gersh	Chief Financial Officer (principal financial officer and principal accounting officer)

* Jeffery W. Yabuki	Chairman of the Board

* Deirdre Bigley	Member of the Board

* John Doran	Member of the Board

* George Fleet	Member of the Board

Name	Title

* Hafiz Lalani	Member of the Board

* Charles Robel	Member of the Board

* Marc Walder	Member of the Board